                                                                    EXHIBIT 4.37

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                              NEOTHERAPEUTICS, INC.

                                     WARRANT

No. NEOT010                                             Dated:  January 25, 2001


     NeoTherapeutics, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, CroMedica Global, Inc. or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of 50,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $3.50 per share (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including January 24, 2006 (the "Expiration Date"), and subject to the following terms and conditions:

     1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2.   Registration of Transfers and Exchanges.

          (a) This Warrant or the Warrant Shares issued upon any exercise hereof may only be transferred (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In connection with any transfer of this Warrant or any Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Securities Act. Holder agrees to the imprinting, so long as is required by applicable securities laws, of a legend substantially similar to that first above written on any New Warrant (as defined in Section 2(b) below) or certificates representing Warrant Shares. Any such transferee shall agree by virtue of having a New Warrant registered in its name in accordance with Section 2(b) below to be bound by the terms of this Warrant and shall have the rights of Holder under this Warrant.

          (b) The Company shall register the transfer of any portion of this Warrant in conformance with Section 2(a) on the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 11. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.

          (c) This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company at its address for notice specified in or pursuant to
Section 11, for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.

     3.   Duration and Exercise of Warrant.

          (a) This Warrant shall be exercisable by the then registered Holder on any business day before 5:00 P.M., California time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 P.M., California time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          (b) Subject to Sections 2(c), and 4, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice specified in or pursuant to Section 11 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly, but in no event later than 5 business days after the applicable Date of Exercise (as defined below), issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except as are required under applicable securities laws. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become the holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

     A "Date of Exercise" means the business day on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment, if applicable, of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased; provided that any documents or payments received after 5:00 p.m. California time on any day shall be deemed to have been received on the next following business day.

          (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          (d) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings (except as otherwise set forth in Section 7(g) herein).

     4. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

     6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder. The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, fully paid and nonassessable.

     7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.

          (a)   If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock and not the Common Stock) payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately before such event by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. The number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted upon such adjustment of the Exercise Price by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by a fraction of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such exercise to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following any such reclassification or share exchange.

          (c) In case of the closing of any merger or consolidation of the Company with or into another individual, corporation, partnership, limited liability company, trust, business, association or government or political subdivision thereof, governmental agency or other entity ("Person"), the Holder shall have the right thereafter to exercise this Warrant for the shares of stock and other securities, cash and property receivable by holders of Common Stock upon such merger or consolidation, and the Holder shall be entitled upon exercise of this Warrant to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger or consolidation would have been entitled. The terms of any such merger or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this
Section 7(c) upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

          (d) For the purposes of this Section 7, the number of shares of Common Stock outstanding at any time shall be deemed to include the aggregate maximum number of shares of Common Stock then deliverable upon exercise, conversion or exchange, as applicable (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, as applicable, including, without limitation, the passage of time), of all options, warrants or rights to purchase Common Stock, securities by their terms convertible into or exchangeable for Common

Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities then outstanding.

          (e) All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (f)  If:

               (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to the Holder at the Holder's last address as it shall appear upon the Warrant Register, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     8. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds by certified check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company.

     9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant

Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

     10.  Representations and Warranties of Holder.

          (a) Purchase for Own Account. Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares (collectively, the "Securities") solely for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Holder further represents that it does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof and that the entire legal and beneficial interest of the Securities it is acquiring is being acquired for, and will be held for the account of, Holder only and neither in whole nor in part for any other person.

          (b) Accredited Investor; Informed and Knowledgeable Decision. Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Holder hereby agrees, represents and warrants that it is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder further represents and warrants that it has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as he deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Securities.

          (c) Company Disclosure. Holder hereby agrees, represents and warrants that the Company has disclosed to Holder that the Securities have not been registered under the Securities Act or under any state securities laws and must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available.

          (d) Rule 144. The Holder hereby agrees, represents and warrants that the Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

     11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (California time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 157 Technology Drive, Irvine, CA 92618, Attention: Chief Financial Officer, or to facsimile no. (949) 788-6706, with a copy to Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, attention Alan W. Pettis, Esq., or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register, or such other address or facsimile number as any party may provide to the other party in accordance with this Section 11.

     12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. The Company may appoint a new warrant agent upon notice to the Holder in accordance with Section 11. Any corporation into which the Company may be merged or any corporation resulting from any consolidation to which the Company shall be a party or any corporation to which the Company transfers substantially all of its corporate assets shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     13.  Miscellaneous.

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. Subject to Section 2(a) above, this Warrant may be assigned by the Holder to any affiliate of the Holder, including, but not limited to, officers, directors and employees of the Holder.

          (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

          (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date first indicated above.


                                  THE COMPANY:

                                  NEOTHERAPEUTICS, INC.


                                  By:             /s/Samuel Gulko
                                      -----------------------------------------
                                      Samuel Gulko
                                      Senior Vice President, Finance, Chief
                                      Financial Officer, Secretary and Treasurer



                                  HOLDER:

                                  CROMEDICA GLOBAL, INC.


                                  By:
                                         ---------------------------------------
                                  Name:
                                         ---------------------------------------
                                  Title:
                                         ---------------------------------------

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To NeoTherapeutics, Inc.:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _________ shares of common stock ("Common Stock"), $.001 par value per share, of NeoTherapeutics, Inc. and encloses herewith either (i) $_______ in cash, certified or official bank check or checks, or (ii) a Fedwire Funds Transfer reference number for the wire transfer of $_______ in immediately available funds to:

         Chase Manhattan Bank, N.Y.C.
         Routing No.: 021 000 021
         FBO:     Salomon Smith Barney, Inc.
                  Account No. 066-198 038
         FCC:     NeoTherapeutics, Inc.
                  Account No. 561-04051-19 103

which sum represents in either case the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned hereby acknowledges that it has reviewed the representations and warranties contained in Section 10 of the Warrant and by its signature below hereby makes such representations and warranties to the Company as of the date hereof.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                     PLEASE INSERT SOCIAL SECURITY OR
                                     TAX IDENTIFICATION NUMBER

                                     --------------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Dated:  __________, ____             Name of Holder:

                                     (Print)
                                            ------------------------------------

                                     (By:)
                                            ------------------------------------
                                     (Name:)
                                     (Title:)
                                     (Signature must conform in all respects to
                                     name of holder as specified on the face of
                                     the Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the Warrant enclosed with this Form of Assignment to purchase __________ shares of Common Stock of NeoTherapeutics, Inc. to which the Warrant relates and appoints ____________________ attorney to transfer said right on the books of NeoTherapeutics, Inc. with full power of substitution in the premises.


Dated:  __________, ____


                                     -------------------------------------------
                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)



                                     -------------------------------------------
                                     Address of Transferee

                                     -------------------------------------------

                                     -------------------------------------------




In the presence of:


-------------------------------------